SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009 (December 17, 2009)

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey		07002
(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2009, Pamrapo Bancorp, Inc. (“Pamrapo”) issued a press release announcing that the stockholder vote on the adoption of Pamrapo’s Agreement and Plan of Merger with BCB Bancorp, Inc., dated as of June 29, 2009, as amended, may not take place on Tuesday, December 22, 2009, as planned. For more information, please see the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements. These statements speak only as of the date they are made. The company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Pamrapo and BCB, increased competitive pressures, the outcome of the stockholder litigation, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Pamrapo is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Pamrapo files with the Securities and Exchange Commission (the “SEC”).

Additional Information about the Merger and Where to Find It

Pamrapo and BCB filed with the SEC a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009. STOCKHOLDERS OF PAMRAPO AND BCB ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The joint proxy statement/prospectus was mailed to stockholders of Pamrapo and BCB. Stockholders may also obtain the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo and BCB’s directors and executive officers and their interests is set forth in the joint proxy statement/prospectus.

Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release of Pamrapo Bancorp, Inc., dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: December 18, 2009
	By:	/S/ KENNETH D. WALTER
Kenneth D. Walter
Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer